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                                                                     EXHIBIT 3.2

                                    Bylaws of

                         HORSESHOE GAMING HOLDING CORP.
                            (A Delaware Corporation)

                                    ARTICLE I

                                     OFFICES

      Section 1. Registered Office. The registered office of the Corporation shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware.

      Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual Meetings. Annual meetings of stockholders shall be held at such time and on such day, other than a legal holiday, as the Board in each such year shall determine, at which meeting the stockholders entitled to vote for the election of directors shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 3. Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
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      Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders holding shares of stock that represent more than fifty percent of the votes entitled to be cast at a meeting of the stockholders of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.

      Section 5. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      Section 6. Quorum. Stockholders holding shares of stock that represent more than fifty percent of the votes entitled to be cast at a meeting of the stockholders of the Corporation, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time to another place, date or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by the General Corporation Law of the State of Delaware, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

      Section 7. Organization. Such person as the Board may have designated or, such person as may be chosen by the holders of a majority of the votes entitled to be cast who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

      Section 8. Action by Stockholders. When a quorum is present at any meeting, a majority of the votes cast at such meeting, whether by stockholders who are present in person or represented by proxy, shall decide any question brought before such meeting, unless the question


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is one upon which, by express provision of the General Corporation Law of the
State of Delaware or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

      Section 9. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Except as otherwise provided in the Certificate of Incorporation of the Corporation or in these Bylaws, or except as otherwise required by the General Corporation Law of the State of Delaware, each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting. All voting, including on the election of directors but excepting where otherwise required by the General Corporation Law of the State of Delaware, may be by a voice vote.

      Section 10. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified, or at the place where the meeting is to be held. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

      Section 11. Written Action. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE III

                                    DIRECTORS

      Section 1. Number and Term. The Board shall consist of three or more members. The first Board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined in accordance with the Certificate of Incorporation, by resolution of the Board or by the stockholders at the annual meeting or a special meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected


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and qualified. Directors need not be stockholders. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease there shall be vacancies on the Board that are being eliminated by the decrease.

      Section 2. Resignation and Removal. Any director may resign at any time upon notice of resignation to the Corporation. Any director may be removed at any time by vote of the stockholders then entitled to vote for the election of directors at a special meeting called for that purpose, either with or without cause.

      Section 3. Vacancies. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

      Section 4. Powers and Duties. Subject to the applicable provisions of law, these ByLaws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

            (1) To declare dividends from time to time in accordance with law;

            (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

            (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

            (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

            (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;


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            (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

            (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

            (8) To adopt from time to time regulations, not inconsistent with these By laws, for the management of the Corporation's business and affairs.

      Section 4. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as directors, including, fees for attendance at meetings of the Board.

      Section 5. Place of Meetings. The Board of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 6. Regular Meetings. Regular meetings of the Board may be held upon such notice or without notice at such time and at such place as shall from time to time be determined by the Board.

      Section 7. Special Meetings. Special meetings of the Board may be called by the President or Secretary on one day's notice to each director, either personally or by mail or by telegram; special meetings of the Board shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Board.

      Section 8. Quorum. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 9. Written Action. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

      Section 10. Participation in Meetings by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board, or any


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committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                   COMMITTEES

      Section 1. Generally. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution, or amending the By-laws of the Corporation; and unless the resolution or By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      Section 2. Committee Procedure. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                                    ARTICLE V

                                     NOTICES

      Section 1. Generally. Whenever, under the provisions of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director, stockholder, employee or agent, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her last known address as the same appears on the books of the


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Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

      Section 2. Waiver. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.

                                   ARTICLE VI

                                    OFFICERS

      Section 1. Number and Designation. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and such other officers (e.g., one or more Vice Presidents, a Chief Financial Officer, a Treasurer and one or more Assistant Secretaries or Assistant Treasurers) as the Board from time to time considers necessary for the proper conduct of the business of the Corporation. Any two or more offices may be held by the same person. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation, or removal.

      Section 2. Chief Executive Officer. The Chief Executive Officer ("CEO") of the Corporation shall generally supervise and control all of the business and affairs of the Corporation. The CEO may sign, alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the office of the chief executive officer and such other duties as from time to time may be prescribed by the Board of Directors. When present, he shall preside at all meetings of the stockholders and of the Board of Directors.

      Section 3. President. The President shall be the principal operating officer of the Corporation. In the event the office of the CEO is vacant or in the event of the inability of the CEO to act as such or upon the refusal by the CEO to perform the duties of the CEO, the President shall perform the duties and exercise the authority of the CEO and, when so acting, shall have all the powers of, and be subject to all the restrictions placed upon the CEO. He may sign, alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these


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By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors or the CEO, subject, however, to the control of the Board and the CEO.

      Section 4. The Secretary. The Secretary shall (a) keep the minutes of the stockholders' and of the Board meetings and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each stockholder, director or committee member, which shall be furnished to the Secretary by such stockholder, director or member; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the CEO or the Board.

      Section 5. The Treasurer. The Treasurer or such other officer of the Corporation as may be named by the Board or appointed by the CEO of the Corporation to perform such function, shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board or the CEO of the Corporation, disburse the funds of the Corporation as ordered by the Board or the CEO of the Corporation or as otherwise required in the conduct of the business of the Corporation, and render to the CEO of the Corporation or the Board, upon request, an account of all his transactions as Treasurer and on the financial condition of the Corporation. The Treasurer, unless another officer of the Corporation is named by the Board to perform such functions, shall have the duties and responsibilities and shall exercise the authority and powers of the chief financial officer of the Corporation, and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board. If required by the Board, the Treasurer shall give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board shall determine for the faithful discharge of his duties and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 6. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or by the Secretary, respectively, or by the Board or the President. The Assistant Treasurers shall, respectively, if required by the Board, give bonds (which shall be renewed regularly) for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine.


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      Section 7. Compensation. The salaries of the officers shall be fixed from time to time by the Board or such officer as the Board shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

      Section 8. Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board, and any officer elected or appointed may be removed at any time, with or without cause, by the Board.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

      Section 1. Certificates. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be facsimile.

      Section 2. Uncertificated Shares. Subject to any conditions imposed by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation, the Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

      Section 3. Lost Certificates. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, upon the satisfaction of such conditions as the Board may require including, but not limited to, requiring the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares, and the Board may delegate to an officer of the corporation the power to determine whether such conditions have been satisfied and to cause such replacement certificates or uncertificated shares to be issued.

      Section 4. Stock Transfers. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock. The Board may appoint transfer agents and registrars thereof.

      Section 5. Record Date. The Board may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to


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receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates.

      If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

      6. Fractional Shares. The corporation may issue fractional shares, and holders of fractional shares shall be entitled to all of the rights of a stockholder thereof.

                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Corporation shall protect and indemnify, and advance related expenses to, directors and officers and former directors and officers of the Corporation and their heirs, executors and administrators, to the full extent that the Corporation shall have power to do so under the General Corporation Law of the State of Delaware as it exists on the effective date of the Certificate of Incorporation and as it may thereafter be amended or supplemented by law. Employees and agents of the Corporation other than such directors or officers shall be so indemnified to the extent required by the General Corporation Law of the State of Delaware and to such further extent permitted by any other laws, if any, and as shall be provided pursuant to resolution of the Board. Whether or not and to what extent the Corporation shall purchase and maintain insurance on behalf of any such directors, officers, employees or agents, to the extent it shall have power to do so under the General Corporation Law of the State of Delaware as so existing or as it may hereafter be amended or supplemented, shall be in the full discretion of the Board.

                                   ARTICLE IX

                               GENERAL PROVISIONS


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      Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

      Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board.

      Section 5. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      Section 6. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board. The books of the Corporation may be kept (subject to any provisions contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board.

      Section 7. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof

                                    ARTICLE X

                             ADOPTION AND AMENDMENTS

      These By-laws may be altered, amended or repealed or new By-laws may be adopted by the Board; provided, however, that these By-Laws and any other By-laws amended or adopted by the Board may be amended, may be repealed, and new By-laws may be adopted, by the stockholders of the Corporation entitled to vote at the time for the election of directors.


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